UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-13097 (Commission File Number)	41-1526554 (I.R.S. Employer Identification Number)

2575 University Ave. W.
St. Paul, Minnesota		55114
(Address of Principal Executive Offices)		(Zip Code)
(651) 796-7300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signature
INDEX TO EXHIBITS
Asset Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On January 8, 2008, Synovis Life Technologies, Inc. entered into an Asset Purchase Agreement between Heraeus Vadnais, Inc., Heraeus Materials Caribe, Inc., and Heraeus Materials S.A., as the buyers, and Synovis Interventional Solutions, Inc. (“Synovis Interventional”), Synovis Caribe, Inc. (“Synovis Caribe”) and Synovis Life Technologies, Inc. (“Synovis Life” and, collectively with Synovis Interventional and Synovis Caribe, “Synovis”), as the sellers (the “Asset Purchase Agreement”), providing for the sale of substantially all of the assets of Synovis’ interventional business to Heraeus Vadnais, Inc. and its related entities (“Heraeus”). Synovis’ interventional business provides contract services to develop, prototype, manufacture and design complex micro-wires, molded polymer and micro-machined metal components used in interventional devices, primarily for cardiac rhythm management and other medical markets.
Pursuant to the Asset Purchase Agreement, and upon the terms and subject to the conditions thereof, Heraeus will pay $29.5 million in cash and assume certain operating liabilities of Synovis’ interventional business, subject to a working capital adjustment. Synovis Life expects to have a pretax gain of approximately $11.0 to $12.0 million on the transaction, subject to any final closing adjustments. The Asset Purchase Agreement includes customary representations, warranties and covenants, including (i) a covenant not to compete, and (ii) covenants to cause Synovis to conduct the interventional business in the ordinary course during the interim period in between signing and closing. Synovis expects to close the transaction on January 31, 2008, after satisfying customary closing requirements, including the accuracy of the representations and warranties in the Asset Purchase Agreement.
The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. The Asset Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Asset Purchase Agreement, or such other date as specified in the Asset Purchase Agreement, and are modified by the disclosure schedules that the parties have exchanged in connection with the signing of the Asset Purchase Agreement. The disclosure schedules referred to above contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement.
The press release announcing the execution of the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits .

Exhibit No.	Description

10.1
Asset Purchase Agreement among Heraeus Vadnais, Inc., Heraeus Materials Caribe, Inc., and Heraeus Materials S.A., as Buyers, and Synovis Interventional Solutions, Inc., Synovis Caribe, Inc. and Synovis Life Technologies, Inc., as Seller Parties, dated as of January 8, 2008 (filed herewith) (Schedules and Exhibits have been omitted; however copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Press Release dated January 8, 2008 (filed herewith).

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOVIS LIFE TECHNOLOGIES, INC.
Dated: January 8, 2008	By:	/s/ Brett A. Reynolds
Brett A. Reynolds
Vice President of Finance, Chief Financial Officer and Corporate Secretary

SYNOVIS LIFE TECHNOLOGIES, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Asset Purchase Agreement among Heraeus Vadnais, Inc., Heraeus Materials Caribe, Inc., and Heraeus Materials S.A., as Buyers, and Synovis Interventional Solutions, Inc., Synovis Caribe, Inc. and Synovis Life Technologies, Inc., as Seller Parties, dated as of January 8, 2008 (filed herewith) (Schedules and Exhibits have been omitted; however copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Press Release dated January 8, 2008 (filed herewith).